UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 15, 2014

PROSPECT GLOBAL RESOURCES INC.

(Exact name of registrant as specified in its charter)

Nevada	001-35590	26-3024783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1401 17th Street
Suite 1550
Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 990-8444

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

J. Ari Swiller, Reed Dickens and Daniel Neumann resigned from our board of directors and all committees and subcommittees thereof effective May 15, 2014.  The resignations are not due to any disagreement with us on any matter related to the our operations, policies or practices.  Prospect Global thanks Mr. Swiller, Mr. Dickens and Mr. Neumann for their invaluable services and contributions.

Item 8.01              Other Events.

On May 16, 2014, we obtained an extension of the date by which we may prepay the approximately $148 million we owe under our senior secured debt to the Karlsson Group for $15 million from May 16, 2014 to May 23, 2014.

Item 9.01.             Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Fifteenth Amendment to Senior First Priority Secured Promissory Note
10.2	Reaffirmation of Loan Documents
10.3	Amendment No. 1 to Seventh Extension Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROSPECT GLOBAL RESOURCES INC.

	By:	/s/ Gregory Dangler
Date: May 21, 2014		President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
10.1	Fifteenth Amendment to Senior First Priority Secured Promissory Note
10.2	Reaffirmation of Loan Documents
10.3	Amendment No. 1 to Seventh Extension Agreement